Exhibit 24.1

POWER OF ATTORNEY OF IBM CREDIT LLC
MEMBER OF THE BOARD OF MANAGERS

KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned member of the Board of Managers of IBM Credit LLC, a Delaware limited liability company, which will file with the U.S. Securities and Exchange Commission, Washington, D.C., under the provisions of the securities laws, an Annual Report for 2018 on Form 10-K, hereby constitutes and appoints Todd Hutchen, William J. Smith III, Henry Voldman, and Adam Wilson as true and lawful attorneys-in-fact and agents for the undersigned, and each of them with full power to act without the others, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign or cause to be signed electronically said Annual Report on Form 10-K and any and all amendments thereto, and any and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.  This Power of Attorney may only be revoked by a written document executed by the undersigned that expressly revokes this power by referring to the date and subject hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 27th day of February 2019.

/s/ Elizabeth A. Barzelatto
ELIZABETH A. BARZELATTO
Manager

/s/ Simon J. Beaumont
SIMON J. BEAUMONT
Manager

/s/ Robert F. Del Bene
ROBERT F. DEL BENE
Manager